UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 24, 2026
Lucid Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (510) 648-3553
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 24, 2026, Lucid Group, Inc. (the “Company”) drew $400 million of Delayed Draw Term Loan (“DDTL”) facilities pursuant to its existing agreement with Ayar Third Investment Company, an affiliate of the Public Investment Fund. Following this draw, and the previously disclosed draws of $500 million in April 2026 and $800 million in July 2026, the aggregate principal amount outstanding under the DDTL is $1.7 billion, with approximately $800 million of additional borrowing capacity remaining. A summary of the key terms of the DDTL is incorporated by reference from the Current Report on Form 8-Ks filed on August 5, 2024, November 5, 2025 and April 14, 2026.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with Gagan Dhingra’s departure, effective August 14, 2026, the Company entered into a separation agreement with him (the “Separation Agreement”) pursuant to which, among other things, the Company agreed to allow Mr. Dhingra to retain his Company vehicle and waive certain tuition repayment obligations in recognition of his contributions to the Company, subject to the terms and conditions set forth in the Separation Agreement, including, without limitation, Mr. Dhingra’s timely execution and non-revocation of a release of claims. Mr. Dhingra most recently served as the Company’s Senior Vice President of Finance and Accounting and reference is hereby made to disclosure of his departure contained in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2026.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement entered into between the Company and Mr. Dhingra, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2026.
Item 7.01 Regulation FD Disclosure.
On August 28, 2026, the Company issued a press release announcing the appointment of several new members of its leadership team. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Lucid Press Release Dated August 28, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2026

LUCID GROUP, INC.

	By:	/s/ Alexander De Bock
Name: Alexander De Bock
Title: Chief Financial Officer